UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement. On September 23, 2019, Ryerson Holding Corporation (the “Company”) entered into Amendment No. 3 to the Credit Agreement (the “Third Amendment”) by and among the Company, Joseph T. Ryerson & Son, Inc. (“JTR”), the wholly-owned subsidiary of the Company, and certain directly and indirectly wholly-owned subsidiaries of JTR (such subsidiaries together with JTR, the “Borrowers”), certain directly and indirectly wholly-owned subsidiaries of JTR as guarantors of obligations under the Credit Agreement as amended by the Third Amendment (such subsidiaries and the Company, “Guarantors”), the lender parties thereto, and Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent. The Third Amendment amends the Credit Agreement, dated as of July 24, 2015 (as amended by the First Amendment, dated as of November 16, 2016 and the Second Amendment, dated as of June 28, 2018, the “Original Credit Agreement” and as further amended by the Third Amendment, the “Amended Credit Agreement”), by and among the Borrowers, the Guarantors, the lenders party thereto and Bank of America, as administrative agent and collateral agent. The Amended Credit Agreement adds a U.S. “first-in, last-out” subfacility of $67,941,000 (the “FILO Facility”). The maturity date of the FILO Facility is June 30, 2020. The aggregate facility size of $1 billion remains unchanged.

Amounts outstanding under the FILO Facility bear interest at (i) a rate determined by reference to (A) the base rate (the highest of the Federal Funds Rate plus 0.50%, Bank of America, N.A.’s prime rate and the one-month LIBOR rate plus 1.00%) or (B) a LIBOR rate. The spread over the base rate is between 1.25% and 1.50% and the spread over the LIBOR rate is between 2.25% and 2.50%, depending on the amount available to be borrowed under the Amended Credit Facility. Overdue amounts and all amounts owed during the existence of a default bear interest at 2% above the rate otherwise applicable thereto. Loans advanced under the FILO Facility may only be prepaid if all then outstanding revolving loans are repaid in full.

All other material terms of the Amended Credit Facility remain unchanged from the Original Credit Agreement. For additional information about the terms of the Original Credit Facility, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2015, November 16, 2016 and June 29, 2018 the relevant portions of which are incorporated herein by reference.

A copy of the Third Amendment, which includes the Amended Credit Agreement, is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The above description of the Third Amendment and the Amended Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the texts of the Third Amendment and the Amended Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits

10.1	Amendment No. 3, dated as of September 23, 2019 to Credit Agreement dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Wilcox-Turret Cold Drawn, Inc., Ryerson Procurement Corporation, Southern Tool Steel, LLC, Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto, and Bank of America, N.A., as the administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2019

RYERSON HOLDING CORPORATION

By:	/s/ Erich Schnaufer
Name:	Erich Schnaufer
Title:	Chief Financial Officer